Exhibit 32.01
CERTIFICATION OF ACTING CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C § 1350, as adopted), Irene A. Chow, Ph.D., Executive Chairman of the Board* of Genelabs Technologies, Inc. (the “Company”) and Frederick W. Driscoll, Chief Financial Officer of the Company, each hereby certifies that, to the best of her/his knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, to which this Certification is attached as Exhibit 32.01 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.
Date: August 12, 2008

/s/ Irene A. Chow, Ph.D.	/s/ Frederick W. Driscoll

Irene A. Chow, Ph.D.	Frederick W. Driscoll
Executive Chairman of the Board*	Chief Financial Officer

*	Irene A. Chow, Ph.D. is currently serving as both the acting principal executive officer and the Executive Chairman of the Board of Genelabs Technologies, Inc.